Exhibit 99.1

MongoDB, Inc. Announces Third Quarter Fiscal 2022 Financial Results
Third Quarter Fiscal 2022 Total Revenue of $227 million, up 50% Year-over-Year
Continued Strong Customer Growth with Over 31,000 Customers as of October 31, 2021
MongoDB Atlas Revenue up 84% Year-over-Year; 58% of Total Q3 Revenue
NEW YORK - December 6, 2021 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the third quarter ended October 31, 2021.
“MongoDB delivered another fantastic quarter, highlighted by 84% Atlas revenue growth and increasing our customer count to over 31,000. Our continued success reflects the adoption of our application data platform by customers who need to innovate faster to compete in today’s marketplace,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.
“We believe a key driver of our success has been the early, but growing, trend of customers choosing MongoDB as an enterprise standard for their future application development. Our success across industries and a wide variety of use cases puts us in a great position to build even deeper relationships with our customers over time.”
Third Quarter Fiscal 2022 Financial Highlights
•Revenue: Total revenue was $226.9 million in the third quarter fiscal 2022, an increase of 50% year-over-year. Subscription revenue was $217.9 million, an increase of 51% year-over-year, and services revenue was $9.0 million, an increase of 35% year-over-year.
•Gross Profit: Gross profit was $158.4 million in the third quarter fiscal 2022, representing a 70% gross margin, up from 69% gross margin in the year-ago period. Non-GAAP gross profit was $163.9 million, representing a 72% non-GAAP gross margin.
•Loss from Operations: Loss from operations was $76.8 million in the third quarter fiscal 2022, compared to $58.1 million in the year-ago period. Non-GAAP loss from operations was $3.5 million, compared to $16.0 million in the year-ago period.
•Net Loss: Net loss was $81.3 million, or $1.22 per share, based on 66.4 million weighted-average shares outstanding in the third quarter fiscal 2022. This compares to $72.7 million, or $1.22 per share, based on 59.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $7.2 million or $0.11 per share. This compares to $18.2 million or $0.31 per share in the year-ago period.
•Cash Flow: As of October 31, 2021, MongoDB had $1.8 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended October 31, 2021, MongoDB used $5.8 million of cash from operations, used $2.2 million of cash in capital expenditures and used $1.2 million of cash in principal repayments of finance leases, leading to negative free cash flow of $9.2 million, compared to negative free cash flow of $14.9 million in the year-ago period.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Third Quarter Fiscal 2022 and Recent Business Highlights
•MongoDB 5.1, our first-ever quarterly release, brings users time series support for sharding, improved capabilities for sophisticated analytics on real-time data, and enhancements to Client-Side Field Level Encryption. In addition, MongoDB announced a preview of its new facet operator in Atlas Search, which makes workloads such as e-commerce product catalogs and content libraries run significantly faster.

•MongoDB Atlas for Government achieved the FedRAMP designation of “In process,” with the Department of Health and Human Services (HHS) serving as the initial agency partner. Once MongoDB Atlas for Government becomes FedRAMP Authorized, MongoDB will be positioned to better capitalize on the significant popularity of MongoDB across a number of U.S. federal government agencies.
•MongoDB announced the appointment of Peder Ulander as Chief Marketing Officer. Ulander was previously at Amazon Web Services (AWS), where he led Developer and Enterprise Marketing. Ulander brings deep experience in cloud, open source, and developer engagement with an established track record of helping start-ups and large technology companies take advantage of major market transitions.
Based on information as of today, December 6, 2021, MongoDB is issuing the following financial guidance for the fourth quarter and full year fiscal 2022.

	Fourth Quarter Fiscal 2022	Full Year Fiscal 2022
Revenue	$239.0 million to $242.0 million	$846.3 million to $849.3 million
Non-GAAP Loss from Operations	($13.0) million to ($11.0) million	($36.4) million to ($34.4) million
Non-GAAP Net Loss per Share	($0.24) to ($0.21)	($0.74) to ($0.71)
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to continuing uncertainty caused by the ongoing COVID-19 pandemic, the duration and ultimate impact of which is difficult to predict at this time. The situation regarding COVID-19 remains uncertain and could change rapidly, and MongoDB will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, December 6, 2021, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 844-808-6880 (domestic) or 412-317-5284 (international). A replay of this conference call will be available for a limited time at 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID is 10162079. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 31,000 customers in over 100 countries. The MongoDB database platform has been downloaded over 210 million times and there have been more than 1.5 million registrations for MongoDB University courses.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the fourth fiscal quarter and full year fiscal 2022; the anticipated impact of the COVID-19 pandemic on MongoDB’s business and future operating results; MongoDB’s anticipated future growth; the potential achievement of FedRAMP status for MongoDB Atlas and the potential advantages of such status; the potential benefits of MongoDB’s product platform and the specific features of its product offerings. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers, our potential customers, the global financial markets and our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 filed with the SEC on September 3, 2021. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:
•stock-based compensation expense;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and

•in the case of non-GAAP net loss and non-GAAP net loss per share, amortization of the debt discount and issuance costs associated with our convertible senior notes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
Matt Trocchio
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$748,140	$429,697
Short-term investments	1,054,746	528,045
Accounts receivable, net of allowance for doubtful accounts of $4,996 and $6,024 as of October 31, 2021 and January 31, 2021, respectively	182,701	135,176
Deferred commissions	49,537	36,619
Prepaid expenses and other current assets	19,446	12,350
Total current assets	2,054,570	1,141,887
Property and equipment, net	61,797	62,364
Operating lease right-of-use assets	42,291	34,587
Goodwill	57,775	55,830
Acquired intangible assets, net	22,903	26,275
Deferred tax assets	2,170	997
Other assets	110,106	85,555
Total assets	$2,351,612	$1,407,495
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,237	$4,144
Accrued compensation and benefits	93,951	70,210
Operating lease liabilities	7,298	2,343
Other accrued liabilities	46,472	56,440
Deferred revenue	279,241	221,404
Total current liabilities	432,199	354,541
Deferred tax liability, non-current	128	773
Operating lease liabilities, non-current	41,072	39,095
Deferred revenue, non-current	18,704	16,547
Convertible senior notes, net	1,135,684	937,729
Other liabilities, non-current	60,920	59,129
Total liabilities	1,688,707	1,407,814
Temporary equity, convertible senior notes	—	4,714
Stockholders’ equity (deficit):
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of October 31, 2021 and January 31, 2021; 66,816,084 shares issued and 66,716,713 shares outstanding as of October 31, 2021; 60,997,822 shares issued and 60,898,451 shares outstanding as of January 31, 2021	67	61
Additional paid-in capital	1,770,635	932,332
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of October 31, 2021 and January 31, 2021	(1,319)	(1,319)
Accumulated other comprehensive loss	(1,292)	(704)
Accumulated deficit	(1,105,186)	(935,403)
Total stockholders’ equity (deficit)	662,905	(5,033)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$2,351,612	$1,407,495

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue:
Subscription	$217,871	$144,069	$583,822	$401,403
Services	9,022	6,702	23,466	17,978
Total revenue	226,893	150,771	607,288	419,381
Cost of revenue(1):
Subscription	57,378	38,642	153,735	103,240
Services	11,086	7,468	29,959	22,851
Total cost of revenue	68,464	46,110	183,694	126,091
Gross profit	158,429	104,661	423,594	293,290
Operating expenses:
Sales and marketing(1)	120,360	83,214	327,627	227,417
Research and development(1)	82,256	54,363	219,403	149,250
General and administrative(1)	32,581	25,175	87,309	66,534
Total operating expenses	235,197	162,752	634,339	443,201
Loss from operations	(76,768)	(58,091)	(210,745)	(149,911)
Other loss, net	(2,276)	(13,634)	(9,262)	(39,090)
Loss before provision for income taxes	(79,044)	(71,725)	(220,007)	(189,001)
Provision for income taxes	2,249	926	2,411	2,142
Net loss	$(81,293)	$(72,651)	$(222,418)	$(191,143)
Net loss per share, basic and diluted	$(1.22)	$(1.22)	$(3.49)	$(3.27)
Weighted-average shares used to compute net loss per share, basic and diluted	66,386,379	59,368,167	63,750,884	58,476,521

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenue—subscription	$3,934	$2,446	$10,322	$6,508
Cost of revenue—services	1,521	1,513	4,473	4,142
Sales and marketing	24,790	14,696	64,749	38,754
Research and development	29,205	15,442	73,227	41,415
General and administrative	9,258	5,855	24,556	17,225
Total stock‑based compensation expense	$68,708	$39,952	$177,327	$108,044

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(81,293)	$(72,651)	$(222,418)	$(191,143)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,367	3,793	9,989	9,515
Stock-based compensation	68,708	39,952	177,327	108,044
Amortization of debt discount and issuance costs	842	12,360	3,161	36,577
Amortization of finance right-of-use assets	993	993	2,981	2,981
Amortization of operating right-of-use assets	1,778	1,893	5,010	4,747
Deferred income taxes	(333)	60	(2,711)	(88)
Accretion of discount on short-term investments	1,984	604	4,978	383
Unrealized foreign exchange gain (loss)	(541)	(1,915)	503	(1,915)
Change in operating assets and liabilities:
Accounts receivable	(63,215)	(1,749)	(46,892)	(4,157)
Prepaid expenses and other current assets	(1,371)	(1,599)	(7,220)	247
Deferred commissions	(18,363)	(8,168)	(34,819)	(17,161)
Other long-term assets	(239)	39	(291)	(117)
Accounts payable	680	2,153	1,127	743
Accrued liabilities	32,671	16,240	34,138	19,633
Operating lease liabilities	(1,748)	(2,699)	(4,343)	(2,737)
Deferred revenue	48,707	809	58,498	5,765
Other liabilities, non-current	1,583	1,765	5,651	4,655
Net cash used in operating activities	(5,790)	(8,120)	(15,331)	(24,028)
Cash flows from investing activities
Purchases of property and equipment	(2,184)	(5,646)	(4,516)	(10,942)
Acquisition, net of cash acquired	—	—	(4,469)	—
Investment in non-marketable securities	(1,207)	(500)	(2,343)	(500)
Proceeds from maturities of marketable securities	125,000	255,000	400,000	540,000
Purchases of marketable securities	(528,264)	(302,568)	(932,250)	(812,574)
Net cash used in investing activities	(406,655)	(53,714)	(543,578)	(284,016)
Cash flows from financing activities
Payments of issuance costs for convertible senior notes	—	—	—	(4,154)
Proceeds from exercise of stock options, including early exercised stock options	1,846	6,747	7,591	13,798
Proceeds from issuance of common stock, net of issuance costs	(380)	—	889,184	—
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	—	12,963	8,963
Repurchase of early exercised stock options	—	—	—	(11)
Principal repayments of finance leases	(1,234)	(1,166)	(3,649)	(3,450)
Repayments of convertible senior notes attributable to principal	—	—	(27,594)	—
Proceeds from tenant allowance related to build to suit lease	—	856	—	856
Net cash provided by financing activities	232	6,437	878,495	16,002
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(646)	665	(1,148)	618
Net (decrease) increase in cash, cash equivalents and restricted cash	(412,859)	(54,732)	318,438	(291,424)
Cash, cash equivalents, and restricted cash, beginning of period	1,161,519	470,014	430,222	706,706
Cash, cash equivalents, and restricted cash, end of period	$748,660	$415,282	$748,660	$415,282

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$158,429	$104,661	$423,594	$293,290
Gross margin (Gross profit/Total revenue) on a GAAP basis	70%	69%	70%	70%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	3,934	2,446	10,322	6,508
Stock-based compensation expense: Cost of Revenue—Services	1,521	1,513	4,473	4,142
Non-GAAP gross profit	$163,884	$108,620	$438,389	$303,940
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72%	72%	72%	72%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$120,360	$83,214	$327,627	$227,417
Less:
Stock-based compensation expense	24,790	14,696	64,749	38,754
Amortization of intangible assets associated with acquisitions	760	760	2,280	2,284
Non-GAAP sales and marketing operating expense	$94,810	$67,758	$260,598	$186,379

Research and development operating expense on a GAAP basis	$82,256	$54,363	$219,403	$149,250
Less:
Stock-based compensation expense	29,205	15,442	73,227	41,415
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	3,785	1,365	7,745	6,001
Non-GAAP research and development operating expense	$49,266	$37,556	$138,431	$101,834

General and administrative operating expense on a GAAP basis	$32,581	$25,175	$87,309	$66,534
Less:
Stock-based compensation expense	9,258	5,855	24,556	17,225
Non-GAAP general and administrative operating expense	$23,323	$19,320	$62,753	$49,309

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(76,768)	$(58,091)	$(210,745)	$(149,911)
Add back:
Stock-based compensation expense	68,708	39,952	177,327	108,044
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	4,545	2,125	10,025	8,285
Non-GAAP loss from operations	$(3,515)	$(16,014)	$(23,393)	$(33,582)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(81,293)	$(72,651)	$(222,418)	$(191,143)
Add back:
Stock-based compensation expense	68,708	39,952	177,327	108,044
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	4,545	2,125	10,025	8,285
Amortization of debt discount and issuance costs related to convertible senior notes	842	12,360	3,161	36,577
Non-GAAP net loss	$(7,198)	$(18,214)	$(31,905)	$(38,237)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.22)	$(1.22)	$(3.49)	$(3.27)
Add back:
Stock-based compensation expense	1.03	0.67	2.78	1.85
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.07	0.03	0.16	0.14
Amortization of debt discount and issuance costs related to convertible senior notes	0.01	0.21	0.05	0.63
Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.31)	$(0.50)	$(0.65)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(5,790)	$(8,120)	$(15,331)	$(24,028)
Capital expenditures	(2,184)	(5,646)	(4,516)	(10,942)
Principal repayments of finance leases	(1,234)	(1,166)	(3,649)	(3,450)
Capitalized software	—	—	—	—
Free cash flow	$(9,208)	$(14,932)	$(23,496)	$(38,420)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021
Total Customers	15,900+	17,000+	18,400+	20,200+	22,600+	24,800+	26,800+	29,000+	31,000+
Direct Sales Customers(a)	1,900+	2,000+	2,200+	2,500+	2,800+	3,000+	3,300+	3,600+	3,900+
MongoDB Atlas Customers	14,200+	15,400+	16,800+	18,800+	21,100+	23,300+	25,300+	27,500+	29,500+
Customers over $100K(b)	688	751	780	819	898	975	1,057	1,126	1,201
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services. Prior to January 31, 2020, ARR from Direct Sales Customers of MongoDB Atlas was based on their contractual commitments instead of their actual consumption. We believe that our new consumption-based ARR calculation better reflects current customer behavior. The impact of this change on prior reported periods is immaterial.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021
MongoDB Enterprise Advanced: % of Subscription Revenue	46%	48%	49%	45%	43%	41%	40%	36%	34%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	78%	79%	79%	81%	82%	83%	84%	84%	85%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.